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                                                                    Exhibit 10.3
                                                                    ------------

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT, dated as of __________________, 1996, by and between Prentiss Properties Trust, a Maryland real estate investment trust (the "Company") and Michael V. Prentiss (the "Executive"), recites and provides as follows:

                              W I T N E S S E T H:

     WHEREAS, the Company is a self-administered Maryland real estate investment trust, which has been formed to continue and expand the national acquisition, property management, leasing, development and construction business of Prentiss Properties Limited, Inc., and its affiliates (collectively, the "Prentiss Group");

     WHEREAS, the Company's primary objective is to maximize the profitability of its Properties by continuing the Prentiss Group's success in renewing leases, maintaining high occupancy rates, reducing operating costs and growing through the acquisition of additional office and industrial properties and through development primarily on a build-to-suit basis;

     WHEREAS, for over 25 years, Executive has been continuously and actively engaged in various aspects of real estate development, acquisitions, and investment management on the national level, both personally and for companies and joint ventures controlled by or affiliated with Executive, including, without limitation, the owning, development, asset management and management of Office or Industrial Properties;

     WHEREAS, the Company desires to employ the Executive to devote a significant portion of his time (as hereinafter defined) to the business of the Company, including, without limitation, executive management of the Company and the Properties, and to serve as the Chairman of the Board of Trustees and Chief Executive Officer of the Company; and

     WHEREAS, the Executive desires to be so employed on the terms and subject to the conditions hereinafter stated.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, promises and obligations of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.   DEFINITIONS.
          -----------

          For purposes of this Agreement, the following terms shall have the following meanings (applicable to both the singular and plural forms of the terms defined):
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          1.  "Acquisition of Office or Industrial Property" means engaging in the activity of soliciting, seeking to acquire, obtaining an option or first right of refusal to acquire, or acquiring, any interest in an Office or Industrial Property.

          2. "Affiliate" means (i) any person directly or indirectly controlling, controlled by, or under common control with such other person, (ii) any executive officer, director, trustee or general partner of such other person, and (iii) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity.

          3. "Asset Management Activity" means engaging directly, through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking to manage investments in Property for the account of others.

          4. "Competitive Activity" means engaging in directly, through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking to do any of the following: (i) Acquisition of Office or Industrial Property,
(ii) Office or Industrial Property Construction, (iii) Office or Industrial Property Entitlements, (iv) Speculation, or (v) Office or Industrial Property Management and Operation.

          5. "Employment Term" means the Initial Term, as herein defined, and the successive annual renewals of this Agreement until terminated. The initial term of the Executive's employment hereunder (the "Initial Term") shall be for a period of three years, commencing on the date hereof and continuing until _______________, 1999, unless terminated earlier as provided herein. After
____________________, 1999, the term shall be automatically renewed for successive one year periods unless otherwise terminated as provided herein.

          6. "Independent Trustee" shall mean a member of the Board of Trustees of the Company who is defined as an "Independent Trustee" in the Amended and Restated Declaration of Trust of the Company, which is attached as
Exhibit 3.1 to the Company's Registration Statement on Form S-11 (File No. 333-
9863), as filed with the Securities and Exchange Commission, as amended.

          7. "Involuntary Termination" means the intentional breach by the Company of any material provision of this Agreement and such breach continues for a period of 14 days after the Independent Trustees on the Company's Board of Trustees receive written notice of such breach.

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

          8. "Noncompetition Period" means the period beginning the date of the termination of the Employment Term, for whatever reason, and ending two years from the date of termination.

          9. "Noncompetition Regions" means any geographic areas or real estate market in the United States, including a 50 mile radius of such area or, in which the Company owns, owns an interest in or manages Office or Industrial Property, including but not limited to the areas listed on the attached Schedule A.

          10. "Office or Industrial Property Construction" means the construction, renovation or repair of improvements on a Office or Industrial Property by Executive or an Affiliate of Executive.

          11. "Office or Industrial Property Entitlements" means engaging in the process by which a person with an interest in an Office or Industrial Property obtains necessary or desirable governmental approvals, licenses, permits, entitlement or agreements for the commencement of Office or Industrial Property Construction.

          12. "Office or Industrial Property" means any Property that is used in whole or in part for office or industrial space or office or industrial related purposes, whether in fee or leasehold, together with all improvements and fixtures now or hereafter located thereon, all rights, privileges and easements appurtenant thereto, and all tangible and intangible personal property owned by Executive or an Affiliate of Executive, as applicable, and used in connection therewith.

          13.  "Property" means any real property or any interest therein.

          14. "Property Management and Operation" means engaging in directly or through an Affiliate, or being employed by any entity undertaking, or otherwise undertaking the day-to-day management and operation of an Office or Industrial Property, whether pursuant to a master lease, management agreement or any other arrangement.

          15. "Speculation" means engaging in the activity of soliciting, seeking to acquire, obtaining an option or a first right of refusal to acquire, acquiring, any interest in a Office or Industrial Property with the intention at any time of acquiring (or obtaining an option or a first right of refusal to acquire) or holding an Office or Industrial Property for subsequent sale or other transfer to any person for purposes of Competitive Activity.

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

          16. "Termination Without Cause" means the termination of the Executive's employment by the Company for any reason other than Voluntary Termination or Termination With Cause.

          17. "Termination With Cause" means the termination of the Executive's employment by act of the Board of Trustees for any of the following reasons:

               (a) willful misconduct of the Executive in connection with the performance of any of his duties, including, without limitation, misappropriation of funds or property of the Company or any of its Affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or any of its Affiliates;

               (b) conduct by the Executive that would result in material injury to the reputation of the Company if he were retained in his position with the Company, including, without limitation, conviction of a felony involving moral turpitude, bankruptcy, insolvency or general assignment for the benefit of his creditors; or

               (c) continued or deliberate neglect by the Executive of any of his duties hereunder.

          18. "Voluntary Termination" means the Executive's voluntary termination of his employment hereunder, which may be effected by the Executive's giving the Company's Board of Trustees 90 days written notice of the Executive's desire to terminate his employment.

     B.   THE EMPLOYMENT RELATIONSHIP.
          ---------------------------

          1.   Employment.  The Company shall employ the Executive, and the
               ----------
Executive agrees to be so employed, in the capacity of Chairman of the Board of Trustees and Chief Executive Officer of the Company to serve for the Employment Term (as herein defined), subject to earlier termination as herein provided.

          2.   Services.  The Executive shall devote a significant portion of
               --------
his time, attention and effort to the Company's affairs. Specifically, the Executive shall have complete senior management authority and responsibility with respect to the day-to-day operations and long-term management of the Company and the Office and Industrial Properties, as well as implementation of the long-range growth strategy of the Company, consistent with directions from the Company's Board of Trustees. The Executive shall have full authority and responsibility, subject to the general direction, approval and control of the

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

Company's Board of Trustees for formulating policies and administering the Company and the Office and Industrial Properties in all respects. He shall have the authority to hire and fire Company personnel, to retain consultants when he deems necessary to implement the Company's policies, to execute contracts on behalf of the Company in the ordinary course of business and to negotiate for and cause the Company to acquire new Properties at the direction of the Board of Trustees of the Company. As used herein, "a significant portion of his time, attention and effort" shall mean approximately substantially all of the Executive's working time devoted to business activities.

          3.   Compensation.  (a)  The Company initially shall pay the Executive
               ------------
for his services an annual base salary of $180,000, to be paid in semi-monthly payments, subject to any increases in base compensation as approved by the Compensation Committee of the Company's Board of Trustees (the "Compensation Committee").

               (b) In addition, the Company may from time to time pay the Executive incentive compensation, including, but not limited to, share options, restricted shares or cash bonuses, in accordance with the 1996 Share Incentive Plan, subsequent annual Share Incentive Plans adopted by the Compensation Committee and other rules and criteria established by the Compensation Committee of the Board of Trustees.

          4.   Benefits.  The Company agrees to provide the Executive and the
               --------
following benefits:

               (a) Vacation. The Executive shall be entitled each year to four weeks vacation, during which time his compensation shall be paid in full.

               (b) Employee Benefits. During the Term of this Agreement, the Executive shall be entitled to all rights, benefits and privileges to which other management level employees of the Company are entitled, including, but not limited to, any retirement, pension, profit-sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted by the Company.

               (c) Tax Planning. The Company shall provide the Executive with annual personal tax and estate planning services.

               (d) Country Club Fees. The Company shall reimburse the Executive for his membership dues at the following country clubs: Brookhollow Golf Club in Dallas, Texas; Robert Trent Jones Golf Club in Frederick County, Virginia; and Oyster Harbors Club in Cape Cod, Massachusetts.

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

          5.   Expenses.  The Company recognizes that the Executive will have to
               --------
incur certain out-of-pocket expenses, including, but not limited to, travel expenses, related to his services and the Company's business, and the Company agrees to reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses. The Company agrees that the Executive shall have the authority to charter private aircraft in the performance of his duties to the Company as he deems necessary and the Company shall reimburse the Executive for all such airplane charter expenses incurred in the performance of his duties hereunder. In the event that the Executive acquires an interest in a private airplane, the Company agrees to reimburse the Executive for his use of such airplane on behalf of the Company at the prevailing charter airplane rates in the Dallas area for a similar airplane.

          6.   Termination in Case of Death or Disability.  In case of the
               ------------------------------------------
Executive's death or permanent disability (defined as complete physical or mental inability, confirmed by a licensed physician, to perform substantially all of the services described herein that continues for a period of 180 consecutive days), the Company may elect to terminate the Executive pursuant to the terms of Section B, Paragraph 8 hereof.

          7.   Termination With Cause; Voluntary Termination.  The Company may
               ---------------------------------------------
terminate this Agreement upon a determination that an event has occurred within the definition of Termination With Cause; provided, however, in the case of a Termination With Cause based upon clauses (ii) or (iii) of such definition, the Company shall provide the Executive written notice of such grounds for termination, and the Executive shall have a period of 14 days to cure such cause to the reasonable satisfaction of the Company's Board of Trustees. If the Executive shall suffer Termination With Cause or shall cease being an employee of the Company on account of a Voluntary Termination, then the Executive shall not be entitled to any compensation after the effective date of such Voluntary Termination or Termination With Cause (except compensation accrued but unpaid on the date of such event). Any continued rights and benefits the Executive may have under employee benefit plans and programs of the Company upon such a termination, if any, shall be determined in accordance with the terms of such plans and programs provided however, that the Executive, including his immediate, family shall be able to continue to participate in the Company's medical/health insurance or coverage program with the same level of benefits as he was entitled to receive immediately prior to the time of termination, but the Executive shall bear all costs of such medical/health insurance or coverage.

          8.   Death or Disability; Termination Without Cause; or Involuntary
               --------------------------------------------------------------
Termination.  If the Executive shall suffer a death, disability, Involuntary
- -----------
Termination or a Termination Without Cause, then the Company shall pay the Executive cash compensation in a lump sum equal to one years' base salary, based on the Executive's base salary at the time of such death, disability or termination and shall continue to provide for a period of three years the Executive (or his family in the case of his death) with the level of health/medical insurance or coverage provided to the Executive at the time of such death, disability or termination. Any continued rights and benefits that the Executive, or the Executive's estate or other legal representatives, may have under employee benefit plans and programs of the Company upon such death, disability or termination shall be determined in accordance with the terms and provisions of such plans and programs.

     C.   AGREEMENT NOT TO COMPETE
          ------------------------

          Except as explicitly provided herein, the Executive agrees, for the entire Employment Term and Noncompetition Period, to the following covenants, effective within the Noncompetition Regions:

          1.   Competitive Activity Restriction.  Executive, personally or
               --------------------------------
through any Affiliate of Executive, shall not conduct any Competitive Activity other than through the Company, unless a majority of the Company's Board of Trustees, which majority must include a majority of the Independent Trustees, have determined that such Competitive Activity will not have a material adverse effect on the operations of any Office or Industrial Property that the Company either owns or has a right to acquire.

          2.   Property Management and Operation.  Executive, personally or
               ---------------------------------
through any Affiliate of Executive, shall not engage in any Property Management and Operation other than through the Company, except with respect to any Office or Industrial Property, managed by Executive or any Affiliate of Executive as a result of any permitted Office or Industrial Activity.

          3.   No Beneficial Ownership.  Executive shall not beneficially own
               -----------------------
directly or indirectly any beneficial interest in any entity engaged in any Office or Industrial Activity other than the Company, except for (i) any interest in a company traded on a nationally recognized public securities exchange (including The Nasdaq National Market), provided such interest does not exceed five percent of the outstanding capital stock of such company, (ii) the Executive's 6% limited partnership interest in the Chesapeake & Potomac Telephone Building in Baltimore Maryland and (iii) the Executive's current interest in the entity that

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

owns the Federal Express building under construction in Philadelphia, Pennsylvania.

          4.  Loans.  Executive shall not directly or indirectly make any loan
              -----
to, or hold any note evidencing a loan from, any entity engaged in any Office or Industrial Development Activity.

          5.   Competitive Entity.  Executive shall not be a director or
               ------------------
trustee, officer, or employee of, or consultant to (whether for compensation or not) any entity engaged in any Office or Industrial Activity.

          6.   Notification to Independent Trustees.  If Executive or any
               ------------------------------------
Affiliate of Executive desires to engage in any Office or Industrial Activity, Executive shall be obligated to describe fully the proposed activity in a written notice (the "Disclosure Notice") to the Company and the Independent Trustees. A Disclosure Notice shall only pertain to a specific proposed project and the referenced proposed project shall be described therein with specificity as to timing, location, scope and the extent of Executive's involvement, financially and in terms of his time commitment. A Disclosure Notice may not request approval for any conceptual or non-project specific activity or for any activity that is prohibited by this Agreement.

     D.   MISCELLANEOUS PROVISIONS.
          ------------------------

          1.   Notices.  All notices or deliveries authorized or required
               -------
pursuant to this Agreement shall be deemed to have been given when in writing and when (i) deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:

          To the Company:     Prentiss Properties Trust
                              1717 Main Street, Suite 5000
                              Dallas, Texas 75201
                              Phone (214) 761-1440

          To the Executive:   Michael V. Prentiss
                              1717 Main Street, Suite 5000
                              Dallas, Texas 75201
                              Phone (214) 761-1440

          2.   Entire Agreement.  This Agreement contains the entire
               ----------------
understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.


          3.   Applicable Law.  This Agreement shall be governed and construed
               --------------
in accordance with the laws of the State of Texas.

          4.   Assignment.  The Executive acknowledges that his services are
               ----------
unique and personal. The Executive may not assign his rights or delegate his duties or obligations under this Agreement except (a) his rights to compensation and benefits hereunder may be transferred by will or operation of law and (b) his rights under employee benefit plans or programs described in Section B, Paragraph 5(b) may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. The Executive's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Executive's heirs and personal representatives.

          5.   Titles and Headings.  Titles and headings to sections and
               -------------------
paragraphs in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          6.   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          7.   Amendments.  No amendment, modification or supplement to this
               ----------
Agreement shall be binding on any of the parties hereto unless it is in writing and signed by the parties in interest at the time of the modification, and further provided any such modification is approved by a majority of the Independent Trustees.

          8.   No Third-Party Beneficiaries.  This Agreement is solely for the
               ----------------------------
benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

          9.   Maximum Legal Enforceability; Time of Essence.  Any provision of
               ---------------------------------------------
this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

          10.  Further Assurances.  The parties to this Agreement will execute
               ------------------
and deliver or cause the execution and delivery of such further instruments and documents and will take such other actions as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                         THE EXECUTIVE



                         ----------------------------------------
                         MICHAEL V. PRENTISS

                         THE COMPANY

                         PRENTISS PROPERTIES TRUST, INC.



                         By:
                            -------------------------------------
                              Its:
                                  -------------------------------

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

                                   SCHEDULE A
                                   ----------


                            CERTAIN MARKETS INCLUDED
                         IN THE NONCOMPETITION REGIONS


Phoenix, AZ
Los Angeles, CA
Oakland, CA
Sacramento, CA
San Francisco, CA
Washington, DC
Orlando, FL
Atlanta, GA
Chicago, IL
Baltimore, MD
Southfield, MI
Kansas City, MO
Northern New Jersey
Amarillo, TX
Austin, TX
Dallas, TX
Fort Worth, TX
Houston, TX
Northern Virginia
Milwaukee, WI

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